Exhibit 10.10

THIRD AMENDMENT TO LICENSE AGREEMENT

This Third Amendment to License Agreement (“Third Amendment”) is dated January 15, 2014, and further amends the license agreement between Shalon Ventures (“SV”) and AirXpanders, Inc. (“Licensee”) dated March 9, 2005, (the “Original Agreement”) as amended March 9, 2009, (the “First Amendment”) and January 9, 2012 (the “Second Amendment”) (collectively, the “Amended License Agreement”).

RECITALS

WHEREAS, in the Original Agreement SV granted Licensee exclusive rights under Licensed Patent Rights owned by SV as defined by Section 1.5 and Exhibit A of the Original Agreement; and

WHEREAS, the Second Amendment updated Exhibit A of the Original Agreement to include patent applications co-owned by SV and by Licensee; and

WHEREAS, the parties would like to clarify the language of the Original License Agreement, as amended by the First Amendment and the Second Amendment (the “Amended License Agreement) to confirm that Licensee has not assigned any of its rights in the co-owned patent applications to SV;

NOW, THEREFORE, in consideration of their respective interests in clarifying the language of the Amended License Agreement, the parties agree as follows:

1. Amendments of the Agreement

1.1 Article 1 of the Amended Licensed Agreement is amended to include the following new sections:

“1.15 ‘Jointly Owned Patent Rights’ means (a) the patents and patent applications listed in Exhibit B hereto (“Exhibit B Patents” and “Exhibit B Applications” respectively); and (b) each patent and patent application that claims priority to an Exhibit B Patent or an Exhibit B Application, including all extensions, registrations, confirmations, reissues, divisions, continuations, continuations-in-part, reexaminations and renewals thereof, and any foreign filings corresponding to any of the foregoing and all patents issuing from any of the foregoing (for convenience, “Exhibit B Follow-On Patents” and “Exhibit B Follow-On Applications” respectively). It is agreed and understood, however, that an Exhibit B Follow-On Patent and an Exhibit B Follow-On Application shall not constitute a “Jointly Owned Patent Right” unless such Exhibit B Follow-On Patent or Exhibit B Follow-On Application is jointly owned by SV and Licensee by virtue of (i) assignments to SV from at least a portion (but not all) of the inventors named in such Exhibit B Follow-On Patent or Exhibit B Follow-On Application and (ii) assignments to Licensee from one or more of the remaining inventors named in such Exhibit B Follow-On Patent or Exhibit B Follow-On Application.”

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“1.16 ‘SV Solely Owned Patent Rights’ means (a) the patents and patent applications listed in Exhibit A hereto; (b) all patents and patent applications claiming priority to such patents and patent applications listed in Exhibit A, including all extensions, registrations, confirmations, reissues, divisions, continuations, continuations-in-part (to the extent such divisions, continuations, and continuations-in-part are solely owned by SV by virtue of assignments from all of the inventors named in such patents and patent applications only to SV), reexaminations and renewals thereof, and any foreign filings corresponding to any of the foregoing and all patents issuing from any of the foregoing; and (c) any reissues, divisions, continuations, continuations-in-part, reexaminations of the Jointly Owned Patent Rights solely owned by SV by virtue of assignments from all of the inventors named in such patents and patent applications only to SV.”

“1.17 ‘SV Inventor’ means an inventor employed by, under contract to, or otherwise controlled by SV.”

1.2 Section 1.5 of the Amended License Agreement is hereby deleted and replaced in its entirety with the following:

“1.5 ‘Licensed Patent Rights’ means (a) the SV Solely Owned Patent Rights; and (b) SV’s interests in the Jointly Owned Patent Rights.”

1.3 The term “Licensed Rights” is deleted from Section 2.1 and the term “Licensed Patent Rights” is inserted in its place.

1.4 Section 5.1 of the Amended License Agreement is hereby deleted and replaced in its entirety with the following:

“5.1A Ownership. The parties acknowledge that (a) SV is the owner of all right, title and interest in and to the SV Solely Owned Patent Rights, (b) SV and Licensee jointly own all right, title and interest in and to the Jointly Owned Patent Rights, and (c) SV’s interests in the SV Solely Owned Patent Rights and the Jointly Owned Patent Rights are subject to the license granted in Section 2.1.”

“5.1B SV Inventors’ Assignment Obligations concerning Exhibit B Follow-On Patents and Exhibit B Follow-On Patent Applications. SV shall impose on SV Inventors obligations to assign rights in Exhibit B Follow-On Patents and Exhibit B Follow-On Applications that are no less favorable to Licensee than the obligations SV Inventors bore in connection with their assignments to SV of rights in the Exhibit B Patents and the Exhibit B Patent Applications.”

1.5 Exhibit A of the Amended License Agreement is hereby deleted and replaced in its entirety with the following:

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“EXHIBIT A”

“SV Solely Owned Patent Rights”

Country	Application No.	Filing Date	Publication No.	Pub. Date	Patent No.	Grant Date
U.S.	12/560,160	9/15/2009	2010-0010531	1/14/2010
Australia	2005286840	9/21/2005			2005286840	4/26/2012
Australia	2012201926	9/21/2005			2012201926	11/1/2012
Canada	2,581,320	9/21/2005
Europe	05798758.8	9/21/2005	1811914	8/1/2007
Japan	2007-533585	9/21/2005	2008-513182	5/1/2008	5009158	6/8/2012

1.6 An Exhibit B is added to read as follows:

“EXHIBIT B”

“Jointly Owned Patent Rights”

Country	Application No.	Filing Date	Publication No.	Pub. Date	Patent No.	Grant Date
U.S.	13/313,904	12/7/2011	2012-0078284	3/29/2012	8,394,118	3/12/2013
U.S.	13/313,919	12/7/2011	2012-0078366	3/29/2012	8,617,198	12/31/2013
U.S.	12/973,693	12/20/2010	2011-0152913	6/23/2011
Australia	2010330722	12/20/2010
Canada	2,821,854	12/20/2010
Europe	10838349.8	12/20/2010	2512361	10/24/2012
Hong Kong	10838349.8	12/20/2010	2512361	10/24/2012
Japan	2012-544944	12/20/2010	2013-514840	5/2/2013

2. Miscellaneous

2.1 Full Force and Effect. This Third Amendment amends the terms of the Amended Licensed Agreement and is deemed incorporated into the Amended License Agreement. Where the Amended License Agreement is not explicitly amended, the terms of the Agreement will remain in full forth and effect. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings such terms are given in the Amended License Agreement.

2.2 Entire Agreement. The Amended License Agreement and this Third Amendment constitute the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and any and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect.

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2.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF, SV and Licensee have executed this Amendment by their respective duly authorized representatives.

SHALON VENTURES, INC.

By:

Name:	Tadmor Shalon
Title:	CEO

AIRXPANDERS, INC.

By:

Name:	Scott Dodson
Title:	President and CEO

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